Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Endurance International Group Holdings, Inc.

Burlington, Massachusetts

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 17, 2013, except for Note 1 which is as of June 25, 2013, relating to the consolidated financial statements of Endurance International Group Holdings, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

October 7, 2013